Exhibit 99.1
QlikTech Announces Third Quarter 2010 Financial Results
• Total revenue of $50.3 million increases 39% compared to third quarter of 2009
• License Revenue of $30.1 million increases 41% compared to third quarter of 2009
RADNOR, Pennsylvania — November 3, 2010 — Qlik Technologies Inc. (“QlikTech”) (NASDAQ:QLIK), a provider of business intelligence software, today announced financial results for the three month period ended September 30, 2010.
Lars Björk, chief executive officer of QlikTech, stated, “We are very pleased with the company’s execution and continued market demand in the third quarter, which led to revenue growth that was ahead of our expectations. Our value proposition, which helps business users find real-time answers to their critical business questions and provides our customers rapid return on investment, continues to resonate well in the marketplace. In addition, we believe the recent launch of QlikView 10 further extends our market leadership position by delivering usability, performance and openness that sets a new standard for data exploration and analysis for business users across organizations of all sizes.”
Björk added, “During the third quarter, we took the opportunity to reinvest revenue upside in sales and marketing initiatives as well as to accelerate our global hiring. Based on the strong demand we continue to see on a global basis for QlikView, we plan on continuing to invest at higher levels to capture market share and capitalize on our disruptive product offering. At the same time, we believe that QlikTech is positioned to achieve its operating profitability goals for 2010.”
Financial Highlights for the Third Quarter Ended September 30, 2010
Total revenue for the third quarter of 2010 was $50.3 million, an increase of 39% from $36.3 million in the third quarter of 2009. License revenue was $30.1 million, an increase of 41% from $21.4 million in the third quarter of 2009. Maintenance revenue was $15.0 million, an increase of 34% from $11.2 million in the third quarter of 2009. Professional services revenue was $5.2 million, an increase of 37% from $3.7 million in the third quarter of 2009.
GAAP operating income for the third quarter of 2010 was $3.2 million, or 6.3% of revenue, an increase compared to GAAP operating income of $1.7 million for the third quarter of 2009. GAAP net loss was $(0.5) million, or $(0.01) loss per common share on a diluted basis, a decrease compared to a GAAP net loss of $(1.5) million, or ($0.09) loss per common share on a diluted basis, in the third quarter of 2009.
Non-GAAP operating income, which excludes stock-based compensation and severance expense, was $4.4 million, or 8.8% of revenue, for the third quarter of 2010, compared to a non-GAAP operating income of $2.1 million for the third quarter of 2009. Non-GAAP net income was $0.7 million or $0.01 per common share on a diluted basis for the third quarter of 2010, an increase compared to a non-GAAP net loss of ($1.2 million) or $(0.02) loss per common share on a diluted basis for the third quarter of 2009.
GAAP and non-GAAP net income (loss) for the third quarter of 2010 includes $3.4 million of foreign exchange losses, compared to foreign exchange losses of $2.4 million in the prior year period.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income from operations and net income for the three and nine months ended September 30, 2009 and 2010. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Cash and cash equivalents were $156.3 million on September 30, 2010, compared to $35.8 million on June 30, 2010. The increase in cash was primarily the result of approximately $120 million in net proceeds that were raised through the company’s initial public offering, which was completed on July 21, 2010.
Other Third Quarter and Recent Business Highlights:
•	Added approximately 1,000 new customers during the quarter to bring total customer count to over 16,000, up from over 12,000 customers at the end of the third quarter of 2009.

•	Autodesk, one of the world’s leading software companies, selected QlikView as its global enterprise business intelligence standard for dashboards and analysis to deliver an enterprise wide self-service BI solution. Other new customers include Media Broadcast GmbH, Meritaito, the Department of Veteran Affairs, Nasdaq OMX, the United States Navy, and Northeast Georgia Health Systems. In addition, QlikTech expanded numerous customer engagements globally including AlfaLaval, Vodafone, Volvo-UK, T-Mobile, Children’s Healthcare of Atlanta, Dr. Johannes Heidenhain GmbH, Falck, Lähivakuutus, Niscayah and Nordea Bank Danmark A/S.

•	Revenue in the Americas was $15.7 million, up 37% over the prior year period and representing 31% of total revenue. European countries generated $30.7 million in revenue, up 36% over the prior year period and representing 61% of total revenue. Rest of World revenue was $3.9 million, up 74% over the prior year period and representing 8% of total revenue.

•	Launched QlikView 10, which delivers a consumer experience for enterprise BI. Enables business users to find critical business information and get answers faster; provides open integration with users’ existing tools and applications; and offers centralized enterprise manageability with powerful, flexible and easy to use consoles for measuring, monitoring and deploying of QlikView applications and data.

•	According to an Aberdeen Group report, QlikView dashboards outperform competitors in accuracy, affordability, rapid development and data relevance, and QlikView is 30% more likely to be driven by line of business users.

•	QlikTech ranked first in customer loyalty for the second consecutive year in the world’s largest independent survey of business intelligence users conducted by the Business Application Research Center (BARC). The company also ranked first in query performance (least complaints), and inclination to purchase more licenses, outpacing larger rivals.
Business Outlook
Based on information available as of November 3, 2010, QlikTech is issuing guidance for the fourth quarter and full year 2010 as follows:
Fourth Quarter 2010: The company expects total revenue for the fourth quarter to be in the range of $66.0 million to $69.0 million, non-GAAP operating income to be in the range of $15.7 million to $17.7 million and non-GAAP net income per diluted share to be in the range of $0.13 to $0.15. QlikTech’s expectations of non-GAAP net income per diluted share for the fourth quarter exclude stock-based compensation expense and assume a tax rate of 28% and weighted average shares outstanding of approximately 86 million.

Full Year 2010: The company expects 2010 total revenue to be in the range of $211.0 million to $214.0 million, non-GAAP operating income to be in the range of $29.0 million to $31.0 million and non-GAAP net income per diluted share to be in the range of $0.19 to $0.21. QlikTech’s expectations of non-GAAP net income per diluted share for the full year exclude stock-based compensation expense, severance expense and assume a tax rate of 28% and weighted average shares outstanding of approximately 85 million.
Conference Call and Webcast Information
QlikTech will host a conference call on November 3, 2010, at 5:00 p.m. Eastern Time (ET) to discuss the company’s third quarter financial results and its business outlook. To access this call, dial 877-312-5507 (domestic) or 253-237-1134 (international). A replay of this conference call will be available until November 10, 2010 at 800-642-1687 (domestic) or 706-645-9291 (international). The replay pass code is 17067533. A live web cast of this conference call will also be available under the “Events & Presentations” section on the company’s investor relations website at http://investor.qlikview.com/, and a replay will be archived on the website as well.
Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, QlikTech uses measures of non-GAAP operating income, non-GAAP net income and non-GAAP income or loss per share. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP”. QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP operating income (loss) is determined by taking income or loss from operations and adding back non-cash stock-based compensation expense and severance expense. Non-GAAP net income (loss) is determined by taking pretax income or loss and adding back non-cash stock-based compensation expense and severance expense, and the result is tax affected at an estimated long-term effective tax rate of 28%. QlikTech excludes severance expense in its Non-GAAP financial measures because it believes these costs are unrelated to its ongoing operating performance. QlikTech believes these adjustments provide useful information to both management and investors. Non-GAAP income or loss per share is determined by taking Non-GAAP net income or loss and adjusting the weighted average outstanding common share calculations for the automatic conversion of the convertible preferred stock and issuance of common stock in connection with the company’s initial public offering as if the offering had occurred at the beginning of each respective period.
This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures include adjustments as discussed above. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.
About QlikTech
QlikTech’s powerful, accessible business intelligence solution enables organizations to make better and faster decisions. Its QlikView product delivers enterprise-class analytics and search with the simplicity and ease of use of office productivity software. The in-memory associative search technology it pioneered makes calculations in real-time enabling business professionals to gain insight through intuitive data exploration. Unlike traditional business intelligence products, QlikView can deliver value in days or weeks rather than months, years, or not at all. It can be deployed on premise, in the cloud, or on a laptop or mobile device—from a single user to large global enterprises. QlikTech is headquartered in Radnor, Pennsylvania, with offices around the world and a network of over 1,100 partners to serve more than 16,000 customers in over 100 countries worldwide.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “could,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.

Qlik and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries.
Qlik Technologies Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
	(unaudited)		(unaudited)
Revenue:
License revenue	$21,388	$30,139	$56,192	$88,905
Maintenance revenue	11,164	14,972	28,611	41,560
Professional services revenue	3,754	5,157	10,752	14,698

Total revenue	36,306	50,268	95,555	145,163

Cost of revenue:
License revenue	590	711	1,791	2,568
Maintenance revenue	402	965	1,233	2,673
Professional services revenue	2,732	4,458	8,138	10,924

Total cost of revenue	3,724	6,134	11,162	16,165

Gross profit	32,582	44,134	84,393	128,998

Operating expenses:
Sales and marketing	23,147	28,546	65,923	81,710
Research and development	1,962	3,137	6,337	8,781
General and administrative	5,734	9,289	19,483	27,495

Total operating expenses	30,843	40,972	91,743	117,986

Income (loss) from operations	1,739	3,162	(7,350)	11,012

Other expense, net:
Interest expense, net	(301)	(137)	(682)	(580)
Change in fair value of warrants	(986)	—	(1,276)	(1,962)
Foreign exchange loss and other expense, net	(2,422)	(3,270)	(1,952)	(3,967)

Total other expense, net	(3,709)	(3,407)	(3,910)	(6,509)

Income (loss) before benefit (provision) for income taxes	(1,970)	(245)	(11,260)	4,503

Benefit (provision) for income taxes	486	(266)	2,779	(1,595)

Net income (loss)	$(1,484)	$(511)	$(8,481)	$2,908

Net income (loss) per common share
Basic	$(0.09)	$(0.01)	$(0.52)	$0.01
Diluted	$(0.09)	$(0.01)	$(0.52)	$0.01

Weighted average number of common shares outstanding
Basic	16,390,140	68,074,996	16,168,440	34,235,347
Diluted	16,390,140	68,074,996	16,168,440	41,446,016
Stock-based compensation expense for the three and nine months ended September 30, 2009 and 2010 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
	(unaudited)		(unaudited)

Cost of revenue	$21	$47	$59	$99
Sales and marketing	183	424	536	992
Research and development	23	21	54	63
General and administrative	121	376	445	763

	$348	$868	$1,094	$1,917

Qlik Technologies Inc.
Reconciliation of Non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010
	(unaudited)		(unaudited)
Reconciliation of Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$1,739	$3,162	$(7,350)	$11,012
Stock-based compensation expense	348	868	1,094	1,917
Severance expense	—	403	—	403

Non-GAAP income (loss) from operations	$2,087	$4,433	$(6,256)	$13,332

Non-GAAP income (loss) from operations as a percentage of total revenue	5.7%	8.8%	-6.5%	9.2%
GAAP income (loss) from operations as a percentage of total revenue	4.8%	6.3%	-7.7%	7.6%

Reconciliation of Non-GAAP net income (loss):

GAAP net income (loss)	$(1,484)	$(511)	$(8,481)	$2,908
Stock-based compensation expense	348	868	1,094	1,917
Severance expense	—	403	—	403
Income tax adjustment*	(32)	(21)	68	(315)

Non-GAAP net income (loss)	$(1,168)	$739	$(7,319)	$4,913

Non-GAAP net income (loss) per common share — basic	$(0.02)	$0.01	$(0.10)	$0.06

Non-GAAP net income (loss) per common share — diluted	$(0.02)	$0.01	$(0.10)	$0.06

GAAP net income (loss) per common share — basic	$(0.09)	$(0.01)	$(0.52)	$0.01

GAAP net income (loss) per common share — diluted	$(0.09)	$(0.01)	$(0.52)	$0.01

Non-GAAP weighted average number of common shares outstanding — basic**	75,991,564	77,144,778	75,769,864	76,807,793

Non-GAAP weighted average number of common shares outstanding — diluted**	75,991,564	85,582,411	75,769,864	84,018,462

GAAP weighted average number of common shares outstanding — basic	16,390,140	68,074,996	16,168,440	34,235,347

GAAP weighted average number of common shares outstanding — diluted	16,390,140	68,074,996	16,168,440	41,446,016

*	Income tax adjustment is used to adjust the GAAP provision (benefit) for income taxes to a non-GAAP provision for income taxes utilizing an estimated tax rate of 28%.

**	Reflects (a) the automatic conversion of the then outstanding shares of convertible preferred stock into 46,721,424 shares of common stock and (b) the issuance of 12,880,000 shares of common stock as though the completion of the initial public offering had occurred at the beginning of the respective periods, which result in the company not applying the two-class method of Earnings Per Share as required under GAAP.

Qlik Technologies Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2009	2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,852	$156,254
Accounts receivable, net	63,729	48,604
Prepaid expenses and other current assets	3,970	4,177
Deferred income taxes	810	810

Total current assets	93,361	209,845

Property and equipment, net	3,244	4,031
Intangible assets, net	417	447
Goodwill	1,308	2,855
Deferred income taxes	4,207	4,802
Deposits and other noncurrent assets	430	1,472

Total assets	$102,967	$223,452

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Current portion of long-term debt	$3,022	$—
Line of credit	242	—
Income taxes payable	3,203	4,010
Accounts payable	5,232	4,547
Deferred revenue	35,575	37,474
Accrued payroll and other related costs	18,818	17,009
Accrued expenses	10,015	10,292
Stock warrant liability	2,425	2,295

Total current liabilities	78,532	75,627

Long-term liabilities
Long-term debt	3,777	—
Deferred income taxes	326	387
Other long-term liabilities	3,322	3,250
Stock warrant liability	2,212	—

Total liabilities	88,169	79,264

Commitments and contingencies

Convertible preferred stock	23,901	—

Stockholders’ equity (deficit):
Common stock	2	8
Additional paid-in capital	5,743	152,892
Accumulated deficit	(13,383)	(10,475)
Accumulated other comprehensive income (loss)	(1,465)	1,763

Total stockholders’ equity (deficit)	(9,103)	144,188

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$102,967	$223,452

Qlik Technologies Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2009	2010
	(unaudited)
Cash flows from operating activities
Net income (loss)	$(8,481)	$2,908
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash interest expense, including amortization of debt discount	387	122
Depreciation and amortization	762	1,203
Stock-based compensation expense	1,094	1,917
Deferred income taxes	—	(595)
Excess tax benefit from stock-based compensation	—	(329)
Provision for bad debts	706	518
Change in fair value of warrants	1,276	1,962
Unrealized foreign currency loss, net	1,555	2,809
Changes in assets and liabilities:
Accounts receivable	3,625	14,217
Prepaid expenses and other assets	(6,212)	(207)
Other noncurrent assets	(34)	(996)
Accounts payable	471	(756)
Deferred revenues	3,236	1,933
Accrued expenses and other liabilities	4,093	(1,536)

Net cash provided by operating activities	2,478	23,170

Cash flows from investing activities
Acquisitions, net of cash acquired	—	193
Purchase of property and equipment	(1,121)	(1,805)

Net cash used in investing activities	(1,121)	(1,612)

Cash flows from financing activities
Borrowings (payments) on line of credit, net	486	(237)
Payments on long-term debt	(1,738)	(7,384)
Excess tax benefit from stock-based compensation	—	329
Proceeds from public offering, net of underwriters’ discount	—	119,784
Payments for deferred offering costs	—	(4,684)
Proceeds from issuance (repurchase) of stock options	(397)	81
Proceeds from exercise of common stock options	378	1,030

Net cash provided by (used in) financing activities	(1,271)	108,919

Effect of exchange rate on cash	946	925

Net increase in cash and cash equivalents	1,032	131,402

Cash and cash equivalents, beginning of period	14,800	24,852

Cash and cash equivalents, end of period	$15,832	$156,254

Supplemental cash flow information:
Cash paid during the period for interest	$312	$407

Cash paid during the period for income taxes	$263	$1,046

Non-cash investing activities:
Common stock issued for acquisition of business	$—	$622

Investor Contact:
Staci Mortenson
ICR
IR@qliktech.com
+1 (484) 685-0578
Media Contact:
Maria Scurry
Qlik Technologies
Maria.Scurry@qliktech.com
+1 (508) 409-7939
###